BRIDGES INVESTMENT FUND, INC.

STANDARD RETIREMENT PLAN No. 001

(As Amended and Restated as of January 1, 2000)

PROFIT SHARING

APPLICATION FORM

(Complete in duplicate and sign all copies)

______________________________________________

(Name of Employer)

hereby:

A. establishes on _______________, _____, a Retirement Plan, to be known as ____________________________________________ Retirement Plan, in the form of the Bridges Investment Fund, Inc. Standard Retirement Plan and Standard Custodial Agreement (as amended and restated as of January 1, 2000), effective ____________________, _____ (the "Effective Date");

B. amends, restates and continues ____________________________________ Retirement Plan, originally established on ________________, _____ in the form of the Bridges Investment Fund, Inc. Standard Retirement Plan and Standard Custodial Agreement (as amended and restated as of January 1, 2000) by substituting the following new Application Form for the Application Form previously executed, said amendment and substitution to be effective _________________, _____ (the "Effective Date") except as otherwise provided herein;

C. amends, restates and continues _________________________________ originally established on ____________, _____in the form of _______________________________________________________ to be amended, restated and continued in the form of the Bridges Investment Fund, Inc., Standard Retirement Plan and Standard Custodial Agreement (as amended and restated as of January 1, 2000), effective ________________, _____ (the "Effective Date");

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in accordance with all the terms of the Bridges Investment Fund, Inc. Standard Retirement Plan and Standard Custodial Agreement (Basic Plan Document No. 01), which the Employer has read, accepts and specifically incorporates herein by reference, with the following additional terms and conditions:

PART I

INFORMATION CONCERNING EMPLOYER:

1. Name

Address

Birth Date (if single Owner-Employee Plan)

Employer's Federal Tax Identification Number

Employer's Limitation Year (please choose one, the period selected will be the compensation period for applying the limitations of Section 3.8 of the Plan):

Calendar year Other 12-month period:

________________________________

Name of Plan Administrator: __________________________

Custodian: Employer hereby appoints U.S. Bank, N.A., Omaha, Nebraska to serve as Custodian and, until otherwise directed, such Custodian shall invest all contributions under the Plan in shares of Bridges Investment Fund, Inc. The Custodian shall serve in accordance with the Bridges Investment Fund, Inc. Standard Custodial Agreement, which Agreement shall be effective upon acceptance by the Custodian in writing.

Compensation for a common law Employee shall, except as provided below, be the Employee's W-2 earnings actually paid during the taxable year ending with or within the Plan Year. For all purposes of the Plan, Compensation shall: (select if applicable)

include compensation which is not currently includable in the Employee's gross income by reason of the application of Sections 125, 402(e)(3), 402(h)(1)(B), 403(b), or effective for years beginning on or after January 1, 2001, or, if earlier, the first year beginning on or after January 1, 1998, during which the Plan was operated to include such elective amounts, Section 132(f)(4) of the Code.

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In making allocations of the Employer's contributions, Compensation paid to an Employee during any part of the Plan Year in which he was not a Participant: (select one only)

shall be taken into account

shall not be taken into account

NOTE: If a salary reduction arrangement is established under Section 401(k) of the Code pursuant to Part II of the Application Form, Compensation for purposes of the actual deferral percentage tests shall, beginning with the Plan Year beginning on or after January 1, 1992, include Compensation paid for the full Plan Year, regardless of whether the Employee was a Participant for the entire Plan Year.

2. Eligibility Requirements for participation in the Plan are:

A. Years of Service required for eligibility to participate:____________ (two (2) or less for Plan Years which commence after December 31, 1988, and no more than one (1) if a 401(k) salary reduction arrangement is established pursuant to Part II of this Application Form). If a fractional Year of Service is selected or included, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

B. Employee has attained age _______ (not greater than age twenty-one (21)).

C. Employee must not be a member of the following class or classes: (check if exclusion is desired)

Employees who are members of a unit of Employees covered by a collective bargaining agreement between employee representatives and the Employer if retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.

Employees who are nonresident aliens and who receive no earned income from the Employer that constitutes income from sources within the United States.

Employees who become Employees as the result of a "Code Section 410(b)(6)(C) transaction." These Employees will be excluded during the period beginning on the date of the transaction and ending on the last day of

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the first Plan Year beginning after the date of the transaction. A "Code Section 410(b)(6)(C) transaction" is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

3. Subject to the limitations of the Plan, the Employer's contribution to the Plan for each Plan Year shall be:

A. ___% of the Employer's Net Profit for the Plan Year in excess of $________.

B. ___% (but not more than 15%) of the Compensation of the Participants for the Plan Year.

C. Such other amount (but not more than 15% of the total Compensation of the Participants for the Plan Year) as may be determined by the Employer by proper resolution adopted and communicated to the Participants for such year.

                    D. For purposes of B. and C. above, the Employer's contribution:

shall be limited to the extent of the Employer's Net Profit for the Plan Year.

shall not be subject to any limitations on the basis of the Employer's Net Profits.

                E. All Employer contributions pursuant to the election made under this         Paragraph 3 shall be allocated to the Employer Accounts of each Participant in the manner provided in Section 3.5 of the Plan.

4. Voluntary Contributions by Participants are: (select one only)

not permitted.

permitted. Voluntary Contributions can be permitted only if the Employer establishes a 401(k) salary reduction arrangement pursuant to Part II of the Application Form.

5. Hours of Service shall be determined on the basis of the method selected below (only one method may be selected); and the method selected shall be applied to all Employees, including Owner-Employees or 10%-or-Less Partners covered under the Plan:

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A. on the basis of actual hours for which an Employee is paid or entitled to payment;

B. on the basis of days worked; an Employee shall be credited with ten (10) Hours of Service if under Section 1.9 of the Plan such Employee would be credited with at least one (1) Hour of Service during the day;

C. on the basis of weeks worked; an Employee shall be credited with forty-five (45) Hours of Service if under Section 1.9 of the Plan such Employee would be credited with at least one (1) Hour of Service during the week;

D. on the basis of semi-monthly payroll periods; an Employee shall be credited with ninety-five (95) Hours of Service if under Section 1.9 of the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period;

E. on the basis of months worked; an Employee shall be credited with one hundred ninety (190) Hours of Service if under Section 1.9 of the Plan such Employee would be credited with at least one (1) Hour of Service during the month.

6. Check the following if integration with F.I.C.A. (Social Security) contributions is desired:

The Plan is integrated with Social Security. The "Integration Base" shall be: (select one)

A. The Contribution and Benefit Base in effect under Section 230 of the Social Security Act, as in effect on the first day of the Plan Year for which Participant Compensation is determined for purposes of computing or allocating Employer contributions for such Plan Year.

B. $____________ (May not be greater than the maximum Contribution and Benefit Base in effect under Section 230 of the Social Security Act, as in effect on the first day of the Plan Year for which Participant Compensation is determined for purposes of computing or allocating Employer contributions for such Plan Year.)

Unless a smaller percentage is selected below, the integration percentage for the Plan shall be the greater of 5.7 percent or the percentage rate of tax under Section 3111(a) of the Code (at the beginning of a Plan Year) which is attributable to the old age insurance portion of the Old Age, Survivors and Disability Insurance provisions of the Social Security Act.

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If a smaller integration percentage is desired, please state such percentage here: ______%

NOTE: The maximum 5.7 integration percentage referred to herein may be subject to adjustment as provided in Section 3.5(b)(3) of the Plan if the integration base selected at subparagraph B is less than certain prescribed levels.

7.A Complete this Section only if you ever maintained another plan which is a qualified defined contribution plan (other than Paired Plan No. 002) in which any Participant in this Plan is (or was) a Participant or could become a Participant. This Section must also be completed if you maintain a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code, under which amounts are treated as Annual Additions with respect to any Participant in this Plan. If you maintain such a plan, failure to complete this Section may adversely affect the qualification of the plans you maintain. (It should be noted that the requirements of Section 415 of the Code are satisfied if you include the limitations of subsections (e) through (j) of Section 3.8 of this Plan in all such plans.) If you do not complete this Section, the provisions of subsections (e) through (j) of Section 3.8 will automatically apply to this Plan. The amount of Annual Addition allocated to any Participant's account under this Plan shall be limited as follows:

(Insert Provisions)

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7.B Complete this Section only if for Limitation Years beginning before January 1, 2000, you have maintained one or more qualified plans which are defined benefit plans. If you maintain such a plan or plans, failure to complete this Section may adversely affect the qualifications of the plans you maintain. If the Employer maintained one or more qualified defined benefit plans, the sum of the defined contribution fraction (as defined in Section 3.8(u)) and the defined benefit fraction (as defined in Section 3.8(t)) with respect to any Participant for a Limitation Year may not exceed 1.0. If the Employer maintains or maintained such plans, the 1.0 limitation will be met as follows:

By limiting the Annual Additions to this plan for the Limitation Year so that the sum of the defined contribution fraction and the defined benefit fraction does not exceed 1.0.

By limiting the Annual Additions to this and/or another qualified defined contribution plan for the Limitation Year, or reducing the projected annual benefit (as defined in Section 3.8(v)) in one or more of the qualified defined benefit plans so that the sum of the defined contribution fraction and the defined benefit fraction does not exceed 1.0.

(Insert Provisions.)

8. This Paragraph may be completed if you maintain one or more qualified plans other than this Plan that are to be aggregated and the minimum contribution or benefit requirements of Section 416(c) of the Code for Top-Heavy Plans are to be met, in whole or in part, under such other plan or plans. (Select one and complete if applicable.)

A. With respect to any Participant in this Plan who is a participant in another plan of the Employer which satisfies the minimum contribution or benefit requirements of Section 416(c) of the Code for Non-Key Employees (if the aggregated plans are Top-Heavy), the minimum guaranteed contribution requirements of Section 3.5(d) shall not apply to this Plan.

Name of Other Plan

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B. By providing a minimum guaranteed contribution equal to ___% under this Plan for NonKey Employees pursuant to Section 3.5(d), and the balance of the minimum contribution or benefit requirements of Section 416(c) of the Code being provided under the plan or plans specified below:

Name of Plan or Plans

C. By limiting contributions to this Plan as follows: (Insert provisions and designate the manner in which the minimum contribution or benefit requirements of Section 416(c) of the Code will be met.)

9. Vesting Provisions

A. Employer Contributions Other than Matching Contributions. The following vesting schedule shall apply in determining the percentage of a Participant's Employer Account for reasons other than death, Disability or attainment of age 65 while an Employee of the Employer: (Select one, option (1) must be selected if more than one (1) Year of Service has been selected as an eligibility requirement under Paragraph 2.A)

(1) 100% immediate vesting

(2) 100% after the completion of ______ (not more than 3) Years of Service

(3) A percentage determined in accordance with the following vesting schedule:

                                                                                Years of Service                     Percentage

                                                                                Less than one                             _____

                                                                                One but less than two                  _____

                                                                                Two but less than three                 _____ (at least 20%)

                                                                                Three but less than four                 _____ (at least 40%)

                                                                                Four but less than five                     _____ (at least 60%)

                                                                                Five but less than six                     _____ (at least 80%)

                                                                                Six or more                                 100%

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B. Matching Contributions. The following vesting schedule shall apply in determining the percentage of a Participant's Matching Contributions Account for reasons other than death, Disability or attainment of age 65 while an Employee of the Employer: (Select one if Matching Contributions are to be made pursuant to paragraph 2 of Part II of the Application Form, option (1) must be selected if more than one (1) Year of Service has been selected as an eligibility requirement under Paragraph 2.A)

(1) 100% immediate vesting

(2) 100% after the completion of ______ (not more than 3) Years of Service

(3) A percentage determined in accordance with the following vesting schedule:

                                        Years of Service                     Percentage

                                                    Less than one                     _____

                                                    One but less than two          _____

                                                    Two but less than three         _____ (at least 20%)

                                                    Three but less than four         _____ (at least 40%)

                                                    Four but less than five           _____ (at least 60%)

                                Five but less than six             _____ (at least 80%)

                                                    Six or more                             100%

C. In computing a Participant's Years of Service for purposes of subparagraphs A and B above, any Years of Service with the Employer: (select if desired)

(1) Prior to the Effective Date of the Plan or a predecessor plan shall be disregarded.

(2) Prior to the Participant's attainment of age _____ (18 years of less) shall be disregarded.

D. The forfeited portion of a terminated Participant's Employer Account (select one):

                                                            shall be used to reduce Employer contributions.

shall not be used to reduce Employer contributions, but shall be allocated to the Employer Accounts of the Participants.

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E. The forfeited portion of a terminated Participant's Matching Contributions Account:

                                                            shall be used to reduce the Employer's Matching Contributions.

shall not be used to reduce Matching Contributions but shall be allocated to the Matching Contributions Accounts of the Participants.

10. Present Value for Top-Heavy Ratio. Complete this Paragraph if one or more defined benefit plans are to be aggregated with this Plan for purposes of the Top-Heavy rules. In the case it is necessary to establish present values under a defined benefit plan for purposes of the top-heavy ratio under Section 6.1, any benefit shall be discounted for mortality and interest based on the following: (select one only and complete)

A. The mortality and interest rate assumptions which are stated in the defined benefit plan for purposes of determining benefit equivalencies under the plan. (This option may be selected only if a single defined benefit plan is to be aggregated with this Plan.)

                                                            B. % Interest rate % Mortality table

11. Employer represents that the Employer and every Participant who has made a contribution to the Plan included in the initial contribution specified above have received copies of the current Prospectus of Bridges Investment Fund, Inc. Employer also represents that it will provide a current prospectus of Bridges Investment Fund, Inc. to all future Participants immediately prior to their participation in the Plan and to distribute all subsequent disclosure materials received from Bridges Investment Fund, Inc. to all Participants in the Plan.

12. Paired Plans. This Plan: (select one)

is a Paired Plan* with the Bridges Investment Fund, Inc. Standard Retirement Plan No. 002.

is not a Paired Plan.

*Special provisions set forth in Section 10 apply when paired plans are established under the Bridges Investment Fund, Inc. Standard Retirement Plan.

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13. The Employer will determine those Participants who are Highly Compensated Employees pursuant to the following: (select one or both as applicable)

In determining who is a Highly Compensated Employee, the Employer makes a top-paid group election. The effect of this election is that an Employee (who is not a 5% Owner at any time during the determination year or the lookback year) with Compensation in excess of $80,000 (as adjusted) for the lookback year is a Highly Compensated Employee only if the Employee was in the top-paid group for the lookback year.

In determining who is a Highly Compensated Employee (other than a 5% Owner) the Employer makes a calendar year data election. The effect of this election is that the lookback year is the calendar year beginning with or within the lookback year.

14. In addition to the last day of each Plan Year, the Custodian shall value Participants' account balances on the following Valuation Dates: (select none or one)

The last day of each Plan Year quarter.

The last day of each month.

Each day the New York Stock Exchange is open.

Other (specify) __________________________.

15. Subject to Section 4 of the Plan, a Participant may receive a distribution of his vested Accrued Benefit prior to his termination of employment pursuant to the following: (select one)

A Participant may not receive a distribution of his vested Accrued Benefit prior to terminating employment.

Until he retires, a Participant has a continuing election to receive all or a portion of his vested Accrued Benefit (other than the portion of the Participant's Accrued Benefit allocated to his 401(k) Accounts) after he attains: (select one)

Normal Retirement Age.

__________ years of age.

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After a Participant has participated in the Plan for a period of not less than ____ years (not less than 5), until he retires, the Participant has a continuing election to receive all or a portion of his vested Accrued Benefits.

16. The Required Distribution Date of a Participant who is not a 5% Owner is: (select one)

the April 1 following the calendar year in which the Participant attains age 70 1/2 the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 except that if the Required Distribution Date is amended by this Application Form, distributions to a Participant with respect to benefits accrued after the later of the adoption or effective date of this amendment to the Plan must commence by the April 1 following the later of: (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant terminates employment.

the April 1 following the later of: (i) the calendar year in which the Participant attains age 70 1/2 and (ii) the calendar year in which the Participant terminates employment. (Select one or more of the following):

A Participant who attains age 70 1/2 after 1995 may elect by April 1 following the calendar year in which the Participant attained age 70 1/2 (or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until the April 1 following the calendar year in which the Participant terminates employment. If no such election is made, the Participant will begin receiving distributions by the April following the calendar year in which the Participant attained age 70 1/2 (or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996).

A Participant who attains age 70 1/2 prior to 1997 may elect to stop distributions and recommence distributions by the April 1 following the calendar year in which the Participant terminates employment. If the Plan is subject to the qualified joint and survivor rules, you must select one of the following:

There is no new annuity starting date upon recommencement of Participant distributions. If this box is checked, then spousal consent (as described in Section 4.5 of the Plan) is not required.

There is a new annuity starting date upon recommencement of Participant distributions.

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NOTE: This Paragraph must be selected if the Employer is eliminating the preretirement age 70 1/2 distribution option. The preretirement age 70 1/2 distribution option is only eliminated with respect to Participants who reach age 70 1/2 in or after a calendar year that begins after the later of: (i) December 31, 1998, or (ii) the date the Employer adopts this amended Standard Retirement Plan.

17. The completion of this Application Form creates new legal relationships and responsibilities, and the failure to properly complete the Application Form may result in the disqualification of the Plan established hereunder. Accordingly, your legal counsel should review the Plan prior to the execution of this document.

PART II

ESTABLISHMENT OF SALARY REDUCTION

ARRANGEMENT UNDER SECTION 401(K) OF THE CODE

This Part II is to be completed by any Employer desiring to establish a salary reduction arrangement under Section 401(k) for its profit sharing plan. Special rules and definitions which apply to Section 401(k) arrangements are set forth in Section 7 of the Standard Retirement Plan.

1. Salary Reduction Contributions. A Participant may file with the Plan Administrator a salary reduction agreement, pursuant to such form as may be prescribed by the Plan Administrator, which shall provide the amount of Compensation the Employer shall reduce and contribute to the Plan on behalf of the Participant.

A. The salary reduction agreement: (select one or more and complete)

(1) may specify a percentage by which the Participant is to reduce his Compensation, which reduction shall not be less than ________ percent nor greater than ________ percent. The Participant's percentage reduction must be in increments of ________ percentage points.

(2) may specify a dollar amount by which Compensation is to be reduced for each payroll period of the Employer. The total dollar amount of salary reduction each payroll period shall not exceed $________ or ______ percent of Compensation.

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(3) shall not apply to bonuses. NOTE: The failure to select this option will have the effect of automatically subjecting bonus payments to the salary reduction election.

B. A salary reduction agreement shall not be effective earlier than its execution date, and in no event earlier than the Participant's first day of participation under the Plan. The salary reduction agreement shall apply to Compensation (including increases in Compensation) paid after the effective date of the salary reduction agreement, and shall remain in effect until modified or terminated. The following rules shall apply with respect to the salary reduction agreement: (complete all subparagraphs)

(1) A Participant may elect to commence Salary Reduction Contributions as of ___________________ (enter at least one date or period during the Plan Year). Such election shall become effective as of the ________ (first, second, etc.) payroll period following the pay period during which the election was made.

(2) A Participant may amend, on a prospective basis, a salary reduction agreement:

Once during the Plan Year, but not later than __________________ of the Plan Year.

As of the first day of any payroll period following the amendment of the salary reduction agreement.

Other: __________________________________ (must be at least once per year).

(3) A salary reduction agreement may be revoked on a prospective basis:

at any time.

at the same times selected in subparagraph (2) above for amendments to the salary reduction agreement.

Other: __________________________________ (must be at least once per year)

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Upon the revocation of a salary reduction agreement, a new agreement may be filed having an effective date:

the first day of the next Plan Year.

other: __________________________________

(4) Separate salary reduction elections for bonus payments:

may be entered into at any time before the bonus is paid or made available.

shall not be allowed.

(5) A separate agreement on the frequency of the Participant's salary reduction:

may be entered into between the Employer and the Participant.*

may not be entered into between the Employer and the Participant.

*A copy of any such agreement shall be submitted to the Custodian and Bridges Investment Fund, Inc.

2. Matching Contributions. The Plan:

  A.___ shall ____ shall not provide for Matching Contributions by the Employer. The Employer's Matching Contribution shall be determined as follows: (select one and complete only if Matching Contributions are allowed)

  (1) an amount equal to ________ percent of an eligible Participant's Salary Reduction Contributions for the Plan Year based on a percentage not exceeding ________ percent of the Participant's Compensation for the Plan Year.

  (2) an amount equal to ________ percent of the first $________ of the Participant's Salary Reduction Contributions for the Plan Year, not to exceed $________.

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  (3) a percentage the Employer may, from time to time declare, in its sole discretion, of

  (a) each Participant's Salary Reduction Contributions for the Plan Year based on a percentage not exceeding ________ percent of the Participant's Compensation for the Plan Year.

  (b) the first $________ of each Participant's Salary Reduction Contributions for the Plan Year.

  (c) the Participant's Salary Reduction Contributions for the Plan Year.

  (4)  Other: (Please complete)(Note: Any tiered matching formula must be in descending order in relation to a Participant's Salary Reduction Contributions)

  B. Matching Contributions shall be made:

  (1) each period for which Salary Reduction Contributions are contributed to the Plan. NOTE: If this option is selected, a Participant who makes Salary Reduction Contributions will be entitled to receive a Matching Contribution even if he should fail to complete a Year of Service during the Plan Year.

  (2) as of the end of the Plan Year, and then only for Participants who are eligible to share in the allocation of other Employer contributions pursuant to Section 3.5 of the Plan.

  C. Matching Contributions shall be made to special subaccounts established under the Employer Accounts of Participants who are eligible to share in such Matching Contributions. The allocation of such Matching Contributions shall be in accordance with and made in the same manner as the formula selected under subparagraph A. of this Part II, Paragraph 2.

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  D. Qualified Matching Contributions: (Select one only)

  ___shall ____ shall not be made. If such Qualified Matching Contributions are to be made, ___ percent of the Employer's Matching Contribution shall be deemed a Qualified Matching Contribution which shall be allocated to a special subaccount of each Participant's Employer Contribution or Matching Contribution Account. Such Qualified Matching Contributions shall be made (select one):

  (1) on behalf of all Participants who are eligible to share in the allocation of Matching Contributions.

  (2) only on behalf of Participants who are not Highly Compensated Participants (as defined in Section 7.9) and who are eligible to share in the allocation of Matching Contributions.

  All Qualified Matching Contributions, and allocations thereto, shall be fully vested and nonforfeitable in such Participants.

  3. Hardship Distributions. Hardship distributions (as described at Section 7.11 of the Plan (select one):

  shall be permitted.

                      shall not be permitted.

  4. Qualified Nonelective Contributions. The Employer:

  A.___ may ____ may not make Qualified Nonelective Contributions to the Plan. If Qualified Nonelective Contributions are made to the Plan in any Plan Year, they shall consist of such portion of the Employer contribution for the year as may be declared by the Employer at the time the Employer contribution is made to the Plan.

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  B. Such Qualified Nonelective Contributions shall be made:

  (1) on behalf of all Participants who are eligible to share in the allocation of Employer contributions for that year.

  (2) only on behalf of Participants who are not Highly Compensated Participants (as defined in Section 7.9) and who are eligible to share in the allocation of Employer contributions for that year.

  Any amount designated as a Qualified Nonelective Contribution shall be allocated to a special account of each Participant's Employer Account and be fully vested and nonforfeitable in such Participant.

  5. Special Distributions. In addition to the other events of distribution provided for in the Plan or this Application Form, Salary Reduction Contributions (including any Nonelective Contributions and Qualified Matching Contributions) and income allocable to such amounts may be distributed to the Participants: (Select one or more)

  A. Termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (defined in Section 4975(e)(7) of the Code), a simplified employee pension plan (defined in Section 408(k)) or a SIMPLE IRA Plan (defined in Section 408(p)).

  B. The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain the Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

  C. The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain the plan, but only with respect to employees who continue employment with such subsidiary.

  All distributions that may be made pursuant to the foregoing events are subject to the applicable spousal and Participant consent requirements of Section 4 of the Plan.

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  6. ADP and ACP Tests. The Employer will conduct the ADP and ACP Tests: (select one)

  on the prior year testing method. For the first Plan Year (for a Plan that is not a successor plan) the ADP and ACP for Employees other than Highly Compensated Employees shall be: (select one)

  3%.

  the ADP and ACP for that first Plan Year.

  on the current year testing method. If this box is checked the Plan may not change to the prior year testing method unless: (1) the Plan has been using the current year testing method for the preceding five years, or, if less, the number of Plan Years the Plan has been in existence; or (2) the Plan otherwise meets one of the conditions specified in Notice 98-1 (or superseding guidance) for changing from the current year noted).

  PART III

  ADOPTION OF SIMPLE 401(K) PROVISIONS

  This Part III is to be completed and separately signed by any Employer desiring to establish SIMPLE 401(k) provisions for its Profit Sharing Plan. This Part III is also to be completed and separately signed by any Eligible Employer desiring to revoke a previous amendment to its Plan that established SIMPLE 401(k) provisions. Special rules and definitions which apply to SIMPLE 401(k) Plans are set forth in Section 8 of the Standard Retirement Plan.

  1. ADOPTION OF SIMPLE 401(K) PROVISIONS

  A. The Employer hereby amends the Plan to adopt the SIMPLE 401(k) provisions of the Model Amendment for SIMPLE 401(k) Provisions to the Plan.

  B. In adopting the SIMPLE 401(k) provisions, instead of a matching contribution the Employer elects to contribute a nonelective contribution of 2% of compensation for the full calendar year for each eligible employee who received at least $____________ (must be $5,000 or less) of compensation form the Employer for the year.

  (A compensation minimum of $5,000 will be used unless the Company elects a lesser compensation amount in the preceding sentence.)

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  C. This amendment is effective on _______________ __________________ [date].

  ______________________________ By: _________________________________

  Employer Name Signature

  _________________________________

  Name and Title

  _________________________________

  Date

  2. REVOCATION CLAUSE FOR SIMPLE 401(K) PROVISIONS

  A. This amendment is revoked effective as of the first day of the calendar year following __________________________ [enter the date the revocation is adopted].

  ______________________________ By: ________________________________

  Employer Name Signature

  ________________________________

  Name and Title

  ________________________________

  Date

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  PART IV

  ADOPTION OF SAFE HARBOR 401(K) PROVISIONS

  This Part IV is to be completed and separately signed by any Employer desiring to establish safe harbor 401(k) provisions for its Profit Sharing Plan. This Part IV is also to be completed and separately signed by any Employer desiring to revoke a previous amendment to its Plan that established safe harbor 401(k) provisions. Special rules and definitions which apply to safe harbor 401(k) arrangements are set forth in Section 9 of the Standard Retirement Plan.

  1. In lieu of Basic Matching Contributions described in Section 9 of the Plan document, the Employer will make the following ADP Test Safe Harbor Contributions for the Plan Year: (Select one of the following)

  A. The Employer will make Matching Contributions to the account of each eligible employee in an amount equal to the sum of:

  (i) Employee's Elective Deferrals that do not exceed ____% (must be at least 3% but not more than 6%) of the Employee's Compensation for the Plan year plus

  (ii) ____% of the Employee's Elective Deferrals that exceed ____% (must be at least 3% but not more than 6%) of the Employee's Compensation for the Plan Year and that do not exceed ____% of the Employee's Compensation for the Plan Year.

  NOTE: The first and third blanks in (ii) must be completed so that, at any rate of Elective Deferrals, the Matching Contribution is at least equal to the Matching Contribution receivable if the Employer were making Basic Matching Contributions, but the rate of match cannot increase as Elective Deferrals increase. For example, if "4" is inserted in the blank in (i), then (ii) need not be completed.

  B. The Employer will make a safe harbor nonelective contribution to the account of each Eligible Employee in an amount equal to 3% of the Employee's Compensation for the Plan Year, unless the Employer inserts a greater percentage here ____.

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  C. If selected, the ADP Test Safe Harbor Contributions will not be made to this Plan but will be made to ___________________________________ (name of plan). The ADP Test Safe Harbor Contributions may be made to a plan other than this Plan only if this Plan is paired with such other defined contribution plan.

  2. No additional contributions are needed to satisfy the safe harbor 401(k) requirements. If the Employer, however, wants to make Matching Contributions other than Basic Matching Contributions or the Matching Contributions set forth in Paragraph 1.A of this Part IV, the Employer should complete the following.

  For the Plan Year, the Employer will make ACP Test Safe Harbor Matching Contributions to the account of each Eligible Employee in the amount of: (select one)

  ____% of the Employee's Elective Deferrals that do not exceed 6% of the Employee's Compensation for the Plan Year.

  ____% of the Employee's Elective Deferrals that do not exceed ____% of the Employee's Compensation for the Plan Year plus ____% (cannot exceed the percentage entered in the first blank) of the Employee's Elective Deferrals thereafter, but no Matching Contributions will be made on Elective Deferrals that exceed 6% of Compensation.

  the Employee's Elective Deferrals that do not exceed a percentage of the Employee's Compensation for the Plan Year. Such Percentage is determined by the Employer for the year but in no event can exceed 4% of the Employee's Compensation.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  3. ACP Test Safe Harbor Matching Contributions will be vested in accordance with the following schedule (select one):

                                      100% immediate vesting

       100% after the completion of ______ (not more than 3) Years of Service

       A percentage determined in accordance with the following vesting schedule:

                                  Years of Service                     Percentage

                                  Less than one                         _____

                                  One but less than two             _____

                                  Two but less than three             _____ (at least 20%)

                                  Three but less than four             _____ (at least 40%)

                                  Four but less than five                 _____ (at least 60%)

                                  Five but less than six                 _____ (at least 80%)

                                  Six or more                                 100%

  PART V

  AMENDED AND RESTATED PLANS

  An Employer that is adopting this Plan as an amendment and restatement of an existing plan must complete this Part V to conform the terms of the Plan to the operation of the Plan during the period between the earliest effective date under GUST* and when the Employer adopts its amended and restated Plan:

  *GUST refers to the following: the Uruguay Round Agreements Act, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998.

  1. Unless the Employer indicates otherwise below, the Plan did not apply the family aggregation rules of repealed Code Sections 401(a)(17)(A) and 414(q)(6) in Plan Years beginning after December 31, 1996.

  The Plan applied the family aggregation rules of repealed Code Sections 401(a)(17)(A) and 414(q)(6) in the following Plan Years:

  1997 Plan Year

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  1998 Plan Year

  1999 Plan year

  2000 Plan Year

  The Plan may not apply such family aggregation rules in Plan Years beginning on or after the date the Employer adopts this amended and restated Plan.

  NOTE: In addition, if the Plan applied such family aggregation rules in a Plan Year beginning after December 31, 1996, the Plan may not rely on the Sponsor's opinion letter without a determination letter to Plan Years to which the election applies.

  2. Unless the Employer indicates otherwise below, the Plan did not apply the combined plan limit of repealed Code Section 415(e) in Plan Years beginning after December 31, 1999.

  The Plan applied to combined plan limit of repealed Code Section 415(e) in Plan Years beginning after December 31, 1999. If the Employer checks this box, the Plan may not apply the combined plan limit of repealed Code Section 415(e) in Plan Years beginning on or after the date the Employer adopts this amended and restated Plan.

  NOTE: If the Plan applied the combined plan limit of repealed Code Section 415(e) in a Plan Year beginning after December 31, 1999, the Plan may not rely on the Sponsor's opinion letter without a determination letter for the Plan Years to which the election applies.

  3. The Plan made top-paid group and calendar year elections pursuant to this Paragraph 3.

  A. In determining who was a Highly Compensated Employee, the Employer made a top-paid group election within the meaning of Code Section 414(q)(1)(B)(ii) in the following Plan Years: (select one or more of the following)

  The Employer has never made a top-paid group election.

  The Employer made a top-paid group election for the 1997 Plan Year.

  The Employer made a top-paid group election for the 1998 Plan Year.

  The Employer made a top-paid group election for the ______ Plan Year.

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                                                                      25

  B. In determining who was a Highly Compensated Employee, the Employer made a calendar year election (within the meaning of IRS Notice 97-45) in the following Plan Years: (select one or more of the following)

  The Employer has not made a calendar year election in any Plan Year beginning on or after 1997 and ending on the date the Employer has adopted this amended and restated Plan.

  The Employer made a calendar year election for the 1997 Plan Year.

  The Employer made a calendar year election for the 1998 Plan Year.

  The Employer made a calendar year election for the 1999 Plan Year.

  The Employer made a calendar year election for the ______ Plan Year.

  4. In conducting ADP and ACP Tests, the Plan used the prior year or current year testing methods pursuant to this Paragraph 4.

  A. The Plan conducted its ADP Test as follows (select either prior year testing method or current year testing method for each of the following Plan Years)

                                                  (1) For the 1997 Plan Year, the Plan used the: (select one)

  prior year testing method.

  current year testing method.

  (2) For the 1998 Plan Year, the Plan used the: (select one)

  prior year testing method.

  current year testing method.

                                      (3) For the 1999 Plan Year, the Plan used the: (select one)

  prior year testing method.

  current year testing method.

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                                      (4) For the 2000 Plan Year, the Plan used the: (select one)

  prior year testing method.

  current year testing method.

  B. The Plan conducted the ACP Test as follows. (select either prior year testing method or current year testing method for each of the following Plan Years)

                                                  (1) For the 1997 Plan Year, the Plan used the: (select one)

  prior year testing method.

  current year testing method.

          (2) For the 1998 Plan Year, the Plan used the: (select one)

  prior year testing method.

  current year testing method.

                                                  (3) For the 1999 Plan Year, the Plan used the: (select one)

  prior year testing method.

  current year testing method.

                                                  (4) For the 2000 Plan Year, the Plan used the: (select one)

  prior year testing method.

  current year testing method.

  5. In connection with the minimum distribution rules in Plan Years beginning after December 31, 1996, Participants (other than 5% Owners) have been allowed to postpone, or to stop, minimum distributions pursuant to this Paragraph 5.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  A. Select one of the following with respect to postponing minimum distributions.

  A Participant who attained age 70 1/2 after 1995 is allowed to postpone minimum distributions until the April 1 following the year in which the Participant terminates employment. If the Employer selects this option, insert the year in which the Participant was first allowed to postpone minimum distributions _____ (insert year here)

  A Participant who attained age 70 1/2 after 1995 is not allowed to postpone minimum distributions until the April 1 following the year in which the Participant terminates employment.

  B. Select one of the following with respect to stopping minimum distributions.

  A Participant who attained age 70 1/2 before 1996 is allowed to stop receiving minimum distributions that have already commenced. If the Employer selects this option, insert the year in which the Participant was first allowed to stop receiving minimum distributions ____ (insert year here).

  If such Participants are allowed to stop such minimum distributions, and the Plan is subject to the qualified joint and survivor annuity requirements, the Plan will: (select one)

  establish a new annuity starting date when distributions recommence.

  not establish a new annuity starting date when distributions recommence.

  A Participant who attained age 70-1/2 before 1996 is not allowed to stop receiving minimum distributions that have already commenced.

  6. The Employer should complete this Paragraph 6 if the Plan operated as a safe harbor 401(k) arrangement (pursuant to Section 9 of the Plan document) for a Plan Year beginning before the first day of the Plan Year in which the Employer adopted this amended and restated Plan: (Select one).

  The Plan operated as a safe harbor 401(k) arrangement for the 1999 Plan Year.

  The Plan operated as a safe harbor 401(k) arrangement for the 2000 Plan Year.

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  The Employer should complete the following if the Plan satisfied the ADP Test Safe Harbor Contributions by making contributions other than Basic Matching Contributions.

  For the 1999 Plan Year, the Plan made a safe harbor nonelective contribution.

  For the 2000 Plan Year, the Plan made a safe harbor nonelective contribution.

  For the 1999 Plan Year, the Plan made a safe harbor matching contribution pursuant to the following enhanced formula. Describe: ______________________

  __________________________________________________________________.

  For the 2000 Plan Year, the Plan made a safe harbor matching contribution pursuant to the following enhanced formula. Describe: ______________________

  __________________________________________________________________.

  _______________________________ By ______________________________

  Employer Name Signature

  Name and Title

  Date

  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------

  ACKNOWLEDGEME

  NT AND EXECUTION

  The adopting Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code except to the extent provided in Rev. Proc. 2000-20, 2000-6 I.R.B. 553 and Announcement 2001-77, 2001-30 I.R.B. An Employer who has ever maintained or who later adopts any plan (including a welfare benefit fund, as described in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts of Key Employees, as defined in Section 419A(d)(3) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code) in addition to this Plan, other than Paired Plan No. 002, may not rely on the opinion letter issued by the Internal Revenue Service with respect to the requirements of Sections 415 and 416 of the Code. If an Employer who adopts or maintains multiple plans wishes to obtain reliance with respect to the requirements of Sections 415 and 416 of the Code, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service. The Employer may not rely on the opinion letter in certain other circumstances, which are specified in the opinion letter raised with respect to the Plan or the Section 6 of Revenue Procedure 2000-20 and Announcement 2001-77. This Application Form may be used only in conjunction with the plan document for Bridges Investment Fund, Inc. Standard Retirement Plan (Basic Plan Document No. 01).

  Signed this   day of  , 20 .

  Appointment as Custodian is accepted this   day of __________________, 20  .

  _______________________________

  _______________________________

  For U.S. Bank, N.A.,

  Estate and Trust Division,

  Omaha, Nebraska

  Employer

  By:

  Its:

  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------

  Mail both copies of the application and the initial contribution to U.S. Bank, N.A., Estate and Trust Division, 1700 Farnam Street, Omaha, Nebraska. Telephone number of Custodian: (402) 348-6000

  Participation by Other Employers.

  The undersigned Employer(s), by executing this document, elect(s) to become a Participating Employer in the ______________________________ (Name of Plan) and, by such acknowledgment, delegate(s) to the Employer which has executed the preceding page of the Application Form, exclusive authority to exercise all rights and powers reserved to sponsoring employers under the Plan.

  Dated this ______ day of __________, _____.

  By:

  Its:

  By:

  Its:

  Bridges Investment Fund, Inc., will inform the sponsoring Employer of any amendments to the Bridges Investment Fund, Inc. Standard Retirement Plan or of the discontinuance or abandonment of the Standard Retirement Plan. Any inquiries regarding the Standard Retirement Plan, including but not limited to inquiries regarding the adoption of the Plan, the meaning of Plan provisions, or the effect of the opinion letter, may be directed to:

  Bridges Investment Fund, Inc.

  8401 West Dodge Road

  Omaha, Nebraska 68114

  Telephone: (402) 397-4700

  -------------------------------------------------------------------------------------------------------------------------------------------------------------------------

  ATTACHMENT A

  The initial contribution enclosed herewith is to be credited to the Accounts of the following Participants in the amounts set forth opposite their names:
Name	Social Security No. and Birth Date	Amount Contributed By Employer Participant
__________________	__________________	__________________	__________________
__________________	__________________	__________________	__________________
__________________	__________________	__________________	__________________
__________________	__________________	__________________	__________________

  If additional space is required, continue this list on a separate sheet attached to each copy of this application, which sheet shall be deemed a part hereof.

  NOTE: The Employer shall provide Bridges Investment Fund, Inc. a current list of the home address of all Participants, and shall promptly update such list to reflect any changes or the entry of new Participants.

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  ATTACHMENT B

  Until otherwise changed in accordance with the terms of the Custodial Agreement, the Custodian shall receive fees for its services in respect to each Participant's account as follows:

  A. Acceptance fee: $5.00 for each person participating in the Plan;

  B. Annual maintenance fee: $8.00 per year for each person who is a Participant during any part of the Plan Year, including Participants receiving periodic distributions under the Plan and including any Employee whose account is being held by the Custodian after termination of the Plan and before distribution; and

  C. Termination fee: $6.00 per Participant on termination of the Plan or on the initial withdrawal from such Participant's Account.

  D. Periodic cash distribution: $1.75 for each payment.

  E. Reinvestment of Cash Distributions (dividend and capital gains payments from the shares of the Fund): $1.05 for each reinvestment.

  The foregoing charges will be deducted by the Custodian from Employer contributions, dividends or capital gain distributions, periodic cash distributions, and termination remittances before investments or separation payments are made.

  NOTE: Extraordinary services resulting from unusual administrative responsibilities not contemplated by the above schedule, will be subject to such additional charges as will reasonably compensate the Custodian for the services involved.